POWER OF ATTORNEY

FORM OF SECTION 16

 The undersigned hereby appoints    Paul Huckfeldt   ,    Earl Armstrong   ,     Katrina Holbrook    and    Yumin Yang    as the undersigned's true and lawful attorneys-in-fact, each individually with the power to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an executive officer and/or director of    Hooker Furniture Corporation     (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; and

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute or to amend any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission, the New York Stock Exchange, Nasdaq and/or similar authority.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully as the undersigned could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all such attorneys-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney.  The undersigned acknowledges that the foregoing attorneys-in-fact, in acting in such capacities at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16(a) of the Securities Exchange Act of 1934.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file statements or reports under Section 16(a) of the Act with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this        8TH       day of       April      , 2021.

            Tod R, Phelps

                                                        Tod R. Phelps

STATE OF              VIRGINIA

CITY OF                MARTINSVILLE

I,         PHILLIP GARRETT    , certify that   TOD PHELPS    , personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

WITNESS by hand and official seal, this the     8TH      day of     APRIL    , 2021.

(OFFICIAL SEAL)

    Phillip Garrett

Notary Signature

    Phillip Garrett

Notary Public Notary's printed name